EXHIBIT 99(E)


                              DPL CAPITAL TRUST II

                                    DPL INC.

                                OFFER TO EXCHANGE
                    8 1/8% CAPITAL SECURITIES FOR ANY AND ALL
                      OUTSTANDING 8 1/8% CAPITAL SECURITIES
                       (CUSIP NO. 2330AAA8 AND U26057AA4)
                    (ISIN NO. US23330AAA88 AND USU26057AA40)

                    To Registered Holders and The Depository
                           Trust Company Participants:


     Enclosed are the materials listed below relating to the offer by DPL Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust") and DPL Inc., an Ohio corporation (the "Company"), to exchange its 8 1/8% Capital Securities (the "Exchange Capital Securities"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Trust's issued and outstanding 8 1/8% Capital Securities (the "Old Securities"), upon the terms and subject to the conditions set forth in the Trust and the Company's Prospectus, dated _______ ___, 2001, and the related Letter of Transmittal (which together constitute the "Exchange Offer").

     Enclosed herewith are copies of the following documents:

     1. Prospectus dated __________ ___, 2001;

     2. Letter of Transmittal;

     3. Notice of Guaranteed Delivery;

     4. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner; and

     5. Letter which may be sent to your clients for whose account you hold Old Securities in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

     We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on _________ ___, 2001 unless extended.

     The Exchange Offer is not conditioned upon any minimum number of Old Securities being tendered.

     Pursuant to the Letter of Transmittal, each holder of Old Securities will represent to the Trust and the Company that (i) the holder is not an "affiliate" of the Trust or the Company, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. If the tendering holder is a broker-dealer that will receive Exchange Capital Securities for its own account in exchange for Old Securities, you will represent on behalf of such broker-dealer that the Old Securities to be exchanged for the Exchange Capital Securities were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner contains an authorization by the beneficial owners of the Old Securities for you to make the foregoing representations.

     Neither the Trust nor the Company will pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Securities pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes


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payable on the transfer of Old Securities to it, except as otherwise provided in
Instruction 10 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from the undersigned.

                                        Very truly yours,




                                        BANK ONE TRUST COMPANY,
                                        NATIONAL ASSOCIATION






NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU THE AGENT OF DPL INC., DPL CAPITAL TRUST II OR BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.



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